                                                                    Exhibit 23.3

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999, except Note 1 as to which the date is April 1, 1999, with respect to the financial statements of ComputerJobs.com, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Internet Capital Group, Inc. for the registration of shares of its common stock.

                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Atlanta, Georgia
June 21, 1999